
                                                                     EXHIBIT (b)

                              PACIFIC SELECT FUND

                                    BY-LAWS


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                               TABLE OF CONTENTS

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                                                                                    Page
ARTICLE I -- SHAREHOLDER MEETINGS
     Section 1.1.       Calling of Meetings.......................................    1
     Section 1.2.       Notices...................................................    1
     Section 1.3.       Place of Meeting..........................................    1
     Section 1.4.       Chairman..................................................    1
     Section 1.5.       Proxies: Voting...........................................    1
     Section 1.6.       Closing of Transfer Books and Fixing Record Dates.........    2
     Section 1.7        Inspectors of Election....................................    2
ARTICLE II --  TRUSTEES
     Section 2.1.       The Trustees..............................................    2
     Section 2.2        Regular and Special Meetings..............................    3
     Section 2.3.       Notice....................................................    3
     Section 2.4.       Records...................................................    3
     Section 2.5.       Quorum and Vote...........................................    3
     Section 2.6.       Telephone Meeting.........................................    4
     Section 2.7.       Special Action............................................    4
     Section 2.8.       Action by Consent.........................................    4
     Section 2.9.       Compensation of Trustees..................................    4
ARTICLE III -- OFFICERS
     Section 3.1.       Officers of the Trust.....................................    4
     Section 3.2.       Election and Tenure.......................................    4
     Section 3.3.       Removal of Officers.......................................    5
     Section 3.4.       Bonds and Surety..........................................    5
     Section 3.5.       Chairman President and Vice-Presidents....................    5
     Section 3.6.       Secretary.................................................    6
     Section 3.7.       Treasurer.................................................    6
     Section 3.8.       Other officers and Duties.................................    7
ARTICLE IV  -- POWER AND DUTIES OF TH EXECUTIVE AND OTHER COMMITTEES
     Section 4.1.       Executive and other Committees............................    7
     Section 4.2.       Vacancies in Executive Committee..........................    7
     Section 4.3.       Executive Committee to Report to Trustees.................    7
     Section 4.4.       Procedure of Executive Committee..........................    7
     Section 4.5.       Powers of Executive Committee.............................    7
     Section 4.6.       Compensation..............................................    8
     Section 4.7.       Informal Action by Executive Committee or other Committee.    8

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
ARTICLE V -- SHARES OF BENEFICIAL INTEREST
     Section 5.1.         Book Entry Shares.........................................    8
     Section 5.2.         Transfer Agents, Registrars and the Like..................    8
     Section 5.3.         Transfer of Shares........................................    8
     Section 5.4.         Registered Shareholders...................................    9
ARTICLE VI -- AMENDMENT OF BY-LAWS..................................................    9
ARTICLE VIII -- INSPECTION OF BOOKS.................................................    9
ARTICLE VIII -- AGREEMENTS, CHECK, DRAFTS, ENDORSEMENTS, ETC
     Section 8.1.         Agreements, Etc...........................................    9
     Section 8.2.         Checks, Drafts, Etc.......................................   10
     Section 8.3.         Endorsements, Assignments and Transfer of Securities......   10
     Section 8.4.         Evidence of Authority.....................................   10
ARTICLE IX -- SEAL..................................................................   10
ARTICLE X     FISCAL YEAR...........................................................   10
ARTICLE XI    WAIVERS OF NOTICE.....................................................   11
ARTICLE XII   BOOKS AND RECORDS.....................................................   11

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                              PACIFIC SELECT FUND

                                    BY-LAWS

          These By-laws are made and adopted pursuant to Section 3.9 of the Agreement and Declaration of Trust establishing PACIFIC SELECT FUND ("Trust") dated May 4, 1987, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I

                              Shareholder Meetings

         Section 1.1.  Calling of Meetings. Meetings of the Shareholders shall
                       -------------------
be held as provided in Section 10.2 of the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

         Section 1.2.  Notices. Notice of all meetings of Shareholders, stating
                       -------
the time, place and purposes of the meeting, shall be given by mail to each Shareholder at his registered address as recorded on the register of the Trust, mailed at least 10 days and not more than sixty (60) days before the meeting. Any adjourned meeting shall be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney, thereunto authorized, is filed with the records of the meeting.

         Section 1.3.  Place of Meeting. Meetings of the Shareholders of the
                       ----------------
Trust shall be held at such place within or without the Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.

         Section 1.4.  Chairman. The Chairman, if any, shall act as Chairman at
                       --------
all meetings of the Shareholders; in his absence, the President shall act as Chairman; and in the absence of the Chairman and the President, the Trustee or Trustees present at each meeting may elect a temporary Chairman for the meeting, who may be one of themselves.

         Section 1.5.  Proxies: Voting. Shareholders may vote either in person
                       ---------------
or by duly executed proxy and, unless otherwise required by applicable law, each full share represented at the meeting shall have one vote, and each fractional share shall have a proportionate fractional vote all as provided in Article X of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

         Section 1.6.  Closing of Transfer Books and Fixing Record Dates. For
                       -------------------------------------------------
the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.4 of the Declaration. If the Trustees do

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not, prior to any meeting of Sharehol ders, so fix a record date or close the transfer books, then an officer of the Trust shall determine a date which shall be not more than 180 days prior to the date of the meeting or the date upon which the dividend is declared, as the case may be, and such date shall be the record date.

         Section 1.7.  Inspectors of Election. In advance of any meeting of
                       ----------------------
Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairman. The Inspectors of Election shall ascertain and monitor the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                                  ARTICLE II

                                   Trustees

         Section 2.1.    The Trustees. The Trustees shall be responsible for the
                          -----------
management of the Trust; they may retain such authority to direct the business affairs of the Trust as they deem advisable, but, subject to the Declaration and the provisions of applicable law, they may delegate any of the various functions involved in the management of the Trust to its officers and/or agents as they deem fit. The term of office of each Trustee shall continue until the Trustee resigns, is removed, retires, or is retired pursuant to Section 2.3 of the Declaration. Subject to the provisions of Sections 2.2 and 2.4 of the Declaration, all persons to serve as Trustees of the Trust shall be elected at each meeting of the Shareholders of the Trust called for that purpose.

         Section 2.2.  Regular and Special Meetings. Regular meetings of the
                       ---------------------------
Trustees may be held without call or notice at such place or places and times as the Trustees may determine from time to time Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at. such place, as shall be designated in the notice of the meeting.

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         Section 2.3.  Notice.  Notice of a meeting shall be given by mail or by
                       ------
telegram (which term shall include a cablegram) or delivered personally. If notice is given by mail, it shall be mailed not later than 24 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivered not later than 24 hours preceding the meeting, unless otherwise subject to the provisions of the 1940 Act. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before, or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         Section 2.4.  Records. The results of all actions taken at a meeting of
                       -------
the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary or Assistant Secretary.

         Section 2.5.  Quorum and Vote. A majority of the Trustees shall
                       ---------------
constitute a quorum for the transaction of business. The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees unless a greater proportion is required by the Declaration or these By-laws or applicable law. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         Section 2.6.  Telephone Meeting. Subject to compliance with the
                       -----------------
provisions of the 1940 Act, the Trustees may meet by means of a conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other.

         Section 2.7.  Special Action. When all the Trustees shall be present at
                       --------------
any meeting, however called or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

         Section 2.8.  Action by Consent. Subject to compliance with the
                       -----------------
provisions of the 1940 Act, any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees then in office and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote of the Trustees for all purposes.

         Section 2.9.  Compensation of Trustees. The Trustees may receive a
                       ------------------------
stated salary for their services as Trustees, and by resolution of the Trustees a fixed fee and expense of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity, as an. officer, agent or otherwise, and receiving compensation therefor.

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                                  ARTICLE III

                                   Officers

         Section 3.1.  Officers of the Trust. The officers of the Trust may
                       ---------------------
consist of a Chairman, if one shall be appointed by the Trustees, and shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Trust need be a Trustee.

         Section 3.2.  Election and Tenure. At the initial organizational
                       -------------------
meeting and at least once a year thereafter the Trustees shall elect the Chairman, if any, the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold the office until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

         Section 3.3.  Removal of Officers. Any officer may be removed at any
                       -------------------
time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

         Section 3.4.  Bonds and Surety. Any officer may be required by the
                       ----------------
Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

         Section 3.5.  Chairman President and Vice-Presidents. The Chairman, if
                       --------------------------------------
any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust, and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be, ex officio, a member of all outstanding committees (except the Audit
          ----------
Committee or any other Committee that consists only of Trustees who are not interested persons of the Trust or its Investment Adviser). Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and to

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employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of the business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         Section 3.6.  Secretary. The Secretary shall keep the minutes of all
                       ---------
meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Trust, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts corporation executing the same or a similar instrument and shall attest to the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine. Any of the duties of the Secretary may be performed by an Assistant Secretary duly appointed by the Trustees.

         Section 3.7.  Treasurer. Except as otherwise directed by the Trustees,
                       ---------
the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

         Section 3.8.  Other officers and Duties. The Trustees may elect such
                       -------------------------
other officers and assistant officers as they shall from time to time determine to be necessary or

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desirable in order to conduct the business of the Trust.  Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                  ARTICLE IV

                            Power and Duties of the
                         Executive and Other Committees

         Section 4.1. Executive and other Committees. The Trustees may, but
                      ------------------------------
shall not be required to, elect from their own number an Executive Committee to consist of not less than two members, which number shall include the President, who shall, ex officio, be a member thereof. The Executive Committee shall be
           ----------
elected by a resolution passed by a vote of at least a majority of the Trustees then in office. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.

         Section 4.2.  Vacancies in Executive Committee. Vacancies occurring in
                       --------------------------------
the Executive Committee from any cause shall be filled by the Trustees by a resolution passed by the vote of at least a majority of the Trustees then in office.

         Section 4.3.  Executive Committee to Report to Trustees. All action by
                       -----------------------------------------
the Executive Committee shall be reported to the Trustees at their meeting next succeeding such action.

         Section 4.4.  Procedure of Executive Committee. The Executive Committee
                       --------------------------------
shall fix its own rules of procedures not inconsistent with these By-laws or with any directions of the Trustees. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Trustees. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Committee present shall be necessary for the taking of any action.

         Section 4.5.  Powers of Executive Committee. During the intervals
                       -----------------------------
between the meetings of the Trustees, the Executive Committee, except as limited by the By-laws of the Trust or by specific directions of the Trustees, shall possess and may exercise all the powers of the Trustees in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem for the best interests of the Trust, and shall have power to authorize the seal of the Trust to be affixed to all instruments and documents requiring same. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect Trustees, increase or decrease the number of Trustees, elect or remove any officer, declare dividends, issue shares or recommend to Shareholders any action requiring Shareholder approval.

         Section 4.6.  Compensation. The members of any duly appointed committee
                       ------------
shall receive such compensation and/or fees as from time to time may be fixed by the Trustees.

         Section 4.7.  Informal Action by Executive Committee or other
                       -----------------------------------------------
Committee. Any action required or permitted to be taken at any meeting of the
---------
Executive Committee or any other duly appointed Committee may be taken without a meeting if a consent in writing setting forth such action is signed by all members of such committee and such consent is filed with the records of the Trust.

                                   ARTICLE V

                         Shares of Beneficial Interest

         Section 5.1.  Book Entry Shares. No certificates will be issued to
                       -----------------
represent shares in the Trust unless the Trustees, in their discretion, may so authorize. The Trust may issue certificates in any fixed denomination of shares, or alternatively, may issue to all investors certificates evidencing ownership of shares of beneficial interest in the Trust which will not evidence ownership of a fixed number of shares but will indicate on its face that it represents all Trust shares of beneficial interest for which the investor is the record owner as shown on the books of record of the Transfer Agent of the Trust. The Trust shall maintain adequate records to determine the holdings of each Shareholder of record, and such records shall be deemed the equivalent of a certificate representing the shares for all purposes.

         Section 5.2.  Transfer Agents, Registrars and the Like. As provided in
                       ----------------------------------------
Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the various Series of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         Section 5.3.  Transfer of Shares. The shares of the Trust shall be
                       ------------------
transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until there is presented such evidence as may be reasonably required to show that the requested transfer is proper.

         Section 5.4.  Registered Shareholders. The Trust may deem and treat the
                       -----------------------
holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person, unless otherwise required by applicable law.

                                  ARTICLE VI

                             Amendment of By-laws

          In accordance with Section 3.9 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-laws or adopt new By-laws at any time. Action by the Trustees with respect to the By-laws shall be taken by an affirmative vote of a majority of the

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Trustees. The Trustees shall in no event adopt By-laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

          The Agreement and Declaration of Trust establishing Pacific Select Fund, dated May 4, 1987, a copy of which, together with all amendments thereto, (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Pacific Select Fund refers to the Trustees. under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Pacific Select Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Pacific Select Fund but the Trust Estate only shall be liable.

                                  ARTICLE VII

                              Inspection of Books

          The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of then shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect an account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

                                 ARTICLE VIII

                Agreements, Checks, Drafts, Endorsements, Etc.

         Section 8.1.  Agreements. Etc. The Trustees or the Executive Committee
                       ----------
may authorize any officer or officers, or agent or agents of the Trust to enter into any agreement or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances; and, unless so authorized by the Trustees or by the Executive Committee or by these By-laws, no officer, agent or employee shall have any power or authority to bind the Trust by any agreement or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         Section 8.2.  Checks, Drafts. Etc. All checks, drafts, or orders for
                       -------------------
the payment of money, notes and other evidences of indebtedness shall be signed by such officer or officers, employee or employees, or agent or agents, as shall from time to time be designated by the Trustees or the Executive Committee, if any, or as may be specified in or pursuant to the agreement it between the Trust and any bank or trust company appointed as custodian depository pursuant to the provisions of the Declaration.

         Section 8.3.  Endorsements. Assignments and Transfer of Securities. All
                       ----------------------------------------------------
endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Trust or its nominees or directions for the transfer of securities belonging to the Trust shall be made by such officer or officers, employee or employees, or agent or agents as may be authorized by the Trustees or the Executive Committee, if any.

Section 8.4.    Evidence of Authority.  Anyone dealing with the Trust shall be
                ---------------------
fully justified in relying on a copy of a resolution of the Trustees or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the seal of the Trust.

                                  ARTICLE IX

                                     Seal

          The seal of the Trust shall be circular in form, bearing the inscription:

          Pacific Select Fund - 1987 - Massachusetts

                                   ARTICLE X

                                  Fiscal Year

          The fiscal year of the Trust shall be the period of twelve months ending on December 31 of each calendar year.

                                  ARTICLE XI

                               Waivers of Notice

          Whenever any notice whatsoever is required to be given under the provisions of any statute of the Commonwealth of Massachusetts, or under the provisions of the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or sent by wireless. Any notice, if mailed, shall be deemed to be given at the time when the same shall be deposited in the mail.

                                  ARTICLE XII

                               Books and Records

The books and records of the Trust, including the stock ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or agency of the Trust as may be from time to time determined by the Trustees.

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